Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT

This **FIRST AMENDMENT TO AMENDED AND RESTATED NOTE PURCHASE AGREEMENT** (this "Amendment") is made and entered into as of January 12, 2009 (the "Effective Date"), by and among Encompass Parts Distribution, Inc., a Delaware corporation f/k/a Encompass Group Affiliates, Inc. (the "Issuer"), any Subsidiary of Parent (as defined below) from time to time party hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"), Encompass Group Affiliates, Inc., a Florida corporation f/ka Advanced Communications Technology, Inc. (the "Parent"), SpectruCell, Inc., a Delaware corporation ("SpectruCell"), Hudson Street Investments, Inc., a Delaware corporation ("Hudson Street"), Cyber-Test, Inc., a Delaware corporation ("Cyber-Test"), Vance Baldwin, Inc., a Florida corporation ("Vance Baldwin"), and Tritronics, Inc. ("Tritronics"), a Maryland corporation, as guarantors (the Issuer, Parent, SpectruCell, Hudson Street, Cyber-Test, Vance Baldwin, Tritronics and any subsidiary of Parent that executed a counterpart or joinder of the Agreement defined below together being referred to as the "Note Parties", and each such Person, a "Note Party"), Sankaty Advisors, LLC, as collateral agent for the Senior Note Purchasers (the "First Lien Collateral Agent") and collateral agent for the Subordinated Note Purchasers (the "Second Lien Collateral Agent", and together with the First Lien Collateral Agent, "Agent"), and each Senior Note Purchaser and Subordinated Note Purchaser listed on Schedule I attached hereto (together, the "Note Purchasers") and amends certain provisions of the Amended and Restated Note Purchase Agreement, dated as of August 1, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") by and among the Note Parties, Note Purchasers and the Agent. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

WHEREAS, the Note Purchasers have requested, and the Agent and the Note Parties have agreed to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer hereby makes the following representations and warranties to the Note Purchasers and hereby covenants and agrees with the Note Purchasers as follows::

1. Amendments to the Agreement.

(a) Section 3.2.5 of the Agreement is hereby amended by amending and restating in its entirety as follows:

Excess Cash Flow Sweep. In the event that there is Excess Cash Flow for any fiscal year, commencing with the period beginning on the Closing Date and ending June 30, 2008, then promptly following the delivery of the audited

financial statements for such fiscal year pursuant to Section 7.24.1, and in any event not more than ninety (90) days after the end of the fiscal year, the Company shall apply an amount equal to 50% of such Excess Cash Flow to the prepayment of the Senior Notes at a purchase price equal to the principal amount of such Senior Notes. Notwithstanding the forgoing, for the fiscal year ending June 30, 2009 the Company shall apply an amount equal to the greater of (i) 75% of the Excess Cash Flow for the fiscal year and (ii) $1,000,000 to the prepayment of the Senior Notes at a purchase price equal to the principal amount of such Senior Notes.

(b) Annex I of the Agreement is hereby amended by amending and restating subsection (a) of the definition of "Indebtedness" in its entirety as follows:

(a) all liabilities appearing on its balance sheet in accordance with GAAP, excluding any Preferred Stock, customer deposits, contingency reserves, reserves for deferred income taxes, trade payables and accruals incurred in the ordinary course of business and accrued expenses on its balance sheet in accordance with GAAP;

(c) Annex I of the Agreement is hereby further amended by adding the following defined term in proper alphabetical order to such Annex:

"Preferred Stock" means, in each case of the Parent, the Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Preferred Stock issued and outstanding as of the date hereof.

(d) Section 1 of Schedule 7.12 of the Agreement is hereby amended by amending and restating in its entirety as follows:

Section 1. Capital Expenditures. The Note Parties will not make capital expenditures (including expenditures for fixed assets, leases, maintenance, or repairs capitalized or required, in accordance with GAAP consistently applied, to be capitalized on the Acquired Entities' books by purchase, lease-purchase agreement, option or otherwise) in a total amount that exceeds (i) $300,000 in the aggregate for the Fiscal Year ending on June 30, 2008, (ii) $875,000 in the aggregate for the Fiscal Year ending on June 30, 2009, inclusive of expenditures made in connection with the implementation of the Philips program and (iii) (x) $500,000 per annum if EBITDA is greater than $10,000,000 for the previous Fiscal Year or (y) $400,000 per annum if EBITDA is less than or equal to $10,000,000 for the previous Fiscal Year, for each Fiscal Year ending on or after June 30, 2010.

2. Representations and Warranties. Each of the Note Parties hereby represents and warrants for the benefit of Agent and the Note Purchasers that, as of the date hereof, (a) all of the representations and warranties set forth in the Agreement as amended hereby, and the other Note Documents, are true and correct in all material respects after giving effect to the provisions of this Amendment, provided that to the extent that such representations and warranties relate to a specific earlier date, such representations and warranties shall be true and correct as of such earlier date and (b) no Event of Default or Default under the Agreement has occurred.

3. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date, when the Collateral Agent shall have received fully executed counterparts of this Amendment.

4. Effect of this Amendment.

(a) This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof.

(b) Except as expressly provided herein, no other changes or modifications to the Agreement or any of the other Note Documents, or waivers of or consents under any provisions of any of the foregoing, are intended or implied by this Amendment, and in all other respects the Note Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date of this Amendment. To the extent that any provision of the Agreement or any of the other Note Documents conflicts with any provision of this Amendment, the provision of this Amendment shall control.

(c) On and after the effectiveness of this Amendment, each reference in the Note Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Note Documents to the Agreement shall mean and be a reference to the Agreement as modified hereby.

(d) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser under the Note Purchase Agreement or any other Note Document (including, without limitation, the imposition of additional interest upon the occurrence and continuation of an Event of Default provided therein), nor obligate any Note Purchaser to agree to similar waivers, consents or releases in the future.

5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6. Expenses. Pursuant to Section 13.1 of the Agreement, all costs and expenses incurred or sustained by the Note Purchasers in connection with this

amendment, including the reasonable fees and disbursements of legal counsel for the Note Purchasers in providing, reproducing and negotiating the Amendment, will be for the account of the Issuer.

7. Counterparts; Facsimile Delivery. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or electronic pdf shall be effective as delivery of a manually executed counterpart hereof.

8. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

THE ISSUER:

ENCOMPASS PARTS DISTRIBUTION, INC.,
a Delaware corporation

By: ______________________________
Name: John E. Donahue
Title: Vice President & Chief Financial Officer

GUARANTORS:

ENCOMPASS GROUP AFFILIATES, INC.,
a Florida corporation

By: ______________________
Name: John E. Donahue
Title: Vice President & Chief Financial Officer

SPECTRUCELL, INC.

By: ______________________
Name: John E. Donahue
Title: Vice President & Chief Financial Officer

HUDSON STREET INVESTMENTS, INC.

By: ______________________
Name: John E. Donahue
Title: Vice President & Chief Financial Officer

CYBER-TEST, INC.

By: ______________________
Name: John E. Donahue
Title: Vice President & Chief Financial Officer

VANCE BALDWIN, INC.

By: ______________________
Name: John E. Donahue
Title: Vice President & Chief Financial Officer

TRITRONICS, INC.

By: ______________________________

Name: John E. Donahue

Title: Vice President & Chief Financial Officer

NOTE PURCHASERS:

SANKATY CREDIT OPPORTUNITIES II, L.P.

By: [signature]
Name: Michael A. Ewald
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES III, L.P.

By: [signature]
Name: Michael A. Ewald
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES IV, L.P., as assignee of Prospect Harbor Credit Partners, L.P.

By: [signature]
Name: Michael A. Ewald
Title: Managing Director

SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P., as assignee of Prospect Harbor Credit Partners, L.P.

By: [signature]
Name: Michael A. Ewald
Title: Managing Director

RGIP, LLC

By: ______________________ ANN MILNER

Name: Managing Member

Title: Managing Member

FIRST LIEN COLLATERAL AGENT: SANKATY ADVISORS, LLC

By: ____________________
Name: Michael A. Ewald
Title: Managing Director

SECOND LIEN COLLATERAL AGENT: SANKATY ADVISORS, LLC

By: ____________________
Name: Michael A. Ewald
Title: Managing Director

Schedule I

SENIOR NOTE PURCHASERS

1. SANKATY CREDIT OPPORTUNITIES IV, L.P., as assignee of Prospect Harbor Credit Partners, L.P.

2. SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P., as assignee of Prospect Harbor Credit Partners, L.P.

3. RGIP, LLC

SUBORDINATED NOTE PURCHASERS

1. SANKATY CREDIT OPPORTUNITIES II, L.P.

2. SANKATY CREDIT OPPORTUNITIES III, L.P.

3. SANKATY CREDIT OPPORTUNITIES IV, L.P., as assignee of Prospect Harbor Credit Partners, L.P.

4. SANKATY CREDIT OPPORTUNITIES (OFFSHORE MASTER) IV, L.P., as assignee of Prospect Harbor Credit Partners, L.P.

5. RGIP, LLC